SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	September 17, 2007
(Date of earliest event reported)	September 13, 2007

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 13, 2007, we reaffirmed our previous 2007 earnings guidance in the range of $2.50 to $2.70 per diluted share, stating that our full-year 2007 operating income guidance for our three operating segments remains unchanged. We previously updated our earnings guidance on Aug. 1, 2007.

The third-quarter 2007 financial performance of our distribution and ONEOK Partners segments is consistent with our expectations included in our earnings guidance issued in August. However, our energy services segment is forecasted to be near break-even for the quarter, resulting in our anticipated third-quarter earnings being at the low end of the third-quarter guidance range of 9 to 19 cents per diluted share provided on March 22, 2007.

We will release our third-quarter 2007 earnings after the market closes on Wednesday, Oct. 31, 2007, and will hold a conference call the following day. Additional information on conference call timing and dial-in instructions will be announced at a later date.

Item 9.01	Financial Statements and Exhibits
99.1	Press Release issued by ONEOK, Inc. dated September 13, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	September 17, 2007	By:	/s/ Curtis L. Dinan
Senior Vice President - Chief Financial Officer and Treasurer

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